Exhibit 5.1

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX WWW.FOLEY.COM

October 12, 2021

Hennessy Advisors, Inc.

7250 Redwood Blvd., Suite 200

Novato, California 94945

Ladies and Gentlemen:

We have acted as counsel for Hennessy Advisors, Inc., a California corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-1 (Registration No. 333-259750), as amended (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), initially filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 23, 2021, relating to the proposed offer and sale (the “Offering”) of up to $40,250,000 in aggregate principal amount of its senior notes due 2026 (the “Notes”). We understand that the Notes are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and among the Company and the underwriters (the “Underwriting Agreement”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement, including the Prospectus, and the exhibits constituting a part of the Registration Statement; (b) the Underwriting Agreement; (c) the Amended and Restated Articles of Incorporation and Fifth Amended and Restated Bylaws of the Company, each as filed as exhibits to the Registration Statement; (d) the indenture (the “Base Indenture”), substantially in the form filed as an exhibit to the Registration Statement, to be entered into between the Company and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”), as supplemented by the first supplemental indenture thereto (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), substantially in the form filed as an exhibit to the Registration Statement, establishing the terms of the Notes, to be entered into by and between the Company and the Trustee; (e) resolutions of the Board of Directors of the Company relating to the Offering and the issuance of the Notes; and (f) such other proceedings, documents and records as we have deemed necessary or appropriate to enable us to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.

Based upon the forgoing, and subject to the qualifications set forth in this opinion letter, it is our opinion that when (i) the Registration Statement has become effective under the Securities Act, (ii) the Indenture has been duly executed and entered into and qualified under the Trust Indenture Act of 1939, as amended, (iii) the Notes have been sold in the manner set forth in the Underwriting Agreement, and (iv) the Notes have been duly executed, authenticated, issued and delivered by the Company and the Trustee in accordance with the terms of the Indenture, the Notes will constitute valid and binding obligations of the Company.

The opinion above is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

AUSTIN Boston CHICAGO dallas DENVER	DETROIT houston JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

October 7, 2021

We express no opinion as to the laws of any jurisdiction other than the States of California and New York and the federal laws of the United States.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP